UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024 (July 3, 2024)
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4FRONT VENTURES CORP
(Exact name of registrant as specified in its charter)
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British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7010 E. Chauncey Lane, Suite 235 Phoenix, Arizona		85054
(Address or principal executive offices)		(Zip Code)
(602) 633-3067
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol	Name of Exchange on which registered
Not Applicable	Not Applicable	Not Applicable
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.		☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2024, the Board of Directors (the “Board”) of 4Front Ventures Corp. (the “Company”) accepted the resignation, effective immediately, of Robert Hunt, as Chair of the Company’s Board and as a member of the audit committee. Mr. Hunt’s resignation was not in connection with any known disagreement with the Company on any matter relating to its operations, policies, or practices, including its accounting policies and practices. Contemporaneous with Mr. Hunt’s resignation, the Board appointed existing Board member Kris Krane to be the new Chair of the Board.

Item 8.01.	Other Events.

On July 5, 2024, the Company issued a press release announcing the withdrawal of its brokered offering previously announced on June 26, 2024, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is incorporated by reference into all future filings made by the Company under the Securities Act of 1933, as amended, and the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01. Exhibits

Exhibit No.	Description
99.1	Press Release dated July 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	4FRONT	VENTURES CORP.

Date: July 8, 2024		/s/ Andrew Thut
Andrew Thut
Chief Executive Officer